Exhibit 31.1

CERTIFICATION REQUIRED BY RULE 13a-14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Joseph J. Romano, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Contango Oil & Gas Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 20, 2013

/s/ Joseph J. Romano
Joseph J. Romano
Chief Executive Officer